Exhibit 99.2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF OHIO

Eastern Division

SIERRA CLUB and	)

MARILYN WALL,	)

)

Plaintiffs,	)

	)	Civil Action No.: 2: 04-cv-905

v.	)	Judge Sargus

	)	Magistrate Judge Abel

THE DAYTON POWER AND LIGHT	)

COMPANY,	)

DUKE ENERGY OHIO, INC., and	)

COLUMBUS SOUTHERN POWER CO.,	)

)

Defendants.	)

CONSENT DECREE

WHEREAS, the Sierra Club and Marilyn Wall (collectively “Plaintiffs”) served notice of intent to sue letters (“Notice Letters”) dated July 21, 2004, and July 31, 2006, and filed a Complaint on September 21, 2004, and a First Amended Complaint on October 13, 2006 (collectively, “Complaints”) against The Dayton Power and Light Company (“DP&L”), Duke Energy Ohio, Inc. (“DEO”) and Columbus Southern Power Company (“CSP”) (collectively “Owners”) (all collectively referred to as “Parties”) pursuant to Section 7604(a) of the Clean Air Act (the “Act”) and 28 U.S.C. § 1331 for injunctive and declaratory relief and civil penalties and beneficial mitigation projects for alleged violations at the J.M. Stuart Station (“Stuart Station”) located in Aberdeen, Ohio of:

(a)           the Prevention of Significant Deterioration provisions in Part C of Subchapter I of the Act, 42 U.S.C. §§ 7470-79;

(b)           the New Source Performance Standards (“NSPS”), 42 U.S.C. § 7411;

(c)           Title V of the Act, 42 U.S.C. § 7661 et seq., and the Title V permit issued by the State of Ohio for Stuart Station; and

(d)           the federally-enforceable State Implementation Plan (“SIP”) for the State of Ohio;

WHEREAS, Stuart Station is owned jointly by DP&L, DEO and CSP and is operated by DP&L;

WHEREAS, in their Complaint, Plaintiffs allege, inter alia, that Owners failed to obtain the necessary permits and comply with emission limits required by the Act for sulfur dioxide (“SO2”), nitrogen oxides (“NOx”), and/or particulate matter (“PM”) emissions from Stuart Station, and that Owners violated various operating permit conditions at Stuart Station;

WHEREAS, Owners have denied and continue to deny the violations alleged in the Complaint; maintain that they have been and remain in compliance with the Act and the Ohio SIP and are not liable for civil penalties or injunctive relief; and consent to the obligations imposed by this Consent Decree solely to avoid the costs and uncertainties of litigation;

WHEREAS, prior to the initiation of this lawsuit, Owners had installed low NOx burners and selective catalytic reduction systems (“SCRs”) to achieve significant reductions in NOx emissions and had entered into a contract for the installation of flue gas desulfurization systems (“FGDs”) that can achieve significant reductions in SO2 and PM emissions;

WHEREAS, prior to and during this case, Owners operated their low NOx burners continuously and operated their SCRs only during the ozone season each year and Owners advanced their schedule for the installation of the FGDs;

WHEREAS, the Parties have negotiated in good faith and have reached a settlement of the issues raised in the Notice Letters and the Complaints;

WHEREAS, the Parties have consented to entry of this Consent Decree without trial of any issue, and without any adjudication or determination of liability;

and

WHEREAS, the Parties agree, and the Court by entering this Consent Decree finds, that this Consent Decree is fair, reasonable, and in the public interest; and that entry of this Consent Decree without further litigation is the most appropriate means of resolving this matter;

NOW, THEREFORE, without any admission of fact or law, and without any admission of the violations alleged in the Complaints, Notice Letters and otherwise; it is hereby ORDERED, ADJUDGED, AND AGREED as follows:

I.              JURISDICTION AND VENUE

1.             This Court has jurisdiction over this action, the subject matter herein, and the Parties consenting hereto, pursuant to 28 U.S.C. § 1331 and Section 7604(a) of the Act.  Venue is proper in the Southern District of Ohio under Section 7604(c)(1) of the Act, and 28 U.S.C. § 1391(b), because Stuart Station is located in this district.

II.            APPLICABILITY

2.             Upon entry, the provisions of this Consent Decree shall apply to and be binding upon the Parties, their successors and assigns.

III.           DEFINITIONS

3.                     “Boiler Operating Day” means, for each Stuart Station Unit, a calendar day during which Fossil Fuel is combusted at that Stuart Station Unit for at least eighteen (18) hours within such calendar day.

4.                     “CEMS” or “Continuous Emission Monitoring System” means, for obligations involving NOx and SO2 under this Consent Decree, the devices defined in 40 C.F.R. § 60.2 and installed and maintained as required by 40 C.F.R. Part 60.

5.                     “Clean Air Act” or “Act” means the federal Clean Air Act, 42 U.S.C. §§ 7401- 7671q.

6.                     “Consent Decree” or “Decree” means this Consent Decree.

7.                     “Demand Side Management” or “DSM” means any and all end-user demand and energy efficiency and reduction programs and investments, including investments in smart metering and associated communications equipment, computerized software and billing systems necessary to implement DSM programs, but not including distribution transformers and similar investments.

8.                     “Effective Date” means the date that this Consent Decree is entered by the Court.

9.                     “Emission Rate” means the number of pounds of pollutant emitted per million British thermal units of heat input (“lb/mmBTU”), measured in accordance with this Consent Decree.

10.                   “ESP” means electrostatic precipitator, a pollution control device for the reduction of PM.

11.                   “Filterable” particulate matter emissions are the particles that are trapped by the glass filter in the front half of a sampling train, as measured through U.S. EPA Method 5 or Method 5B.

12.                   “Flue Gas Desulfurization System,” or “FGD,” means a pollution control device that employs flue gas desulfurization technology for the reduction of sulfur dioxide.

13.                   “Fossil Fuel” means any hydrocarbon fuel, including coal, petroleum coke, petroleum oil, or natural gas.

14.                   “Generation Emergency” means the period of time starting when PJM issues a real-time “Primary Reserve Warning,” or when PJM requires “Maximum Emergency Generation,” whichever is earlier, for the Control Zone which includes Stuart Station and ending twelve (12) hours after PJM cancels the Primary Reserve Warning or Maximum Emergency Generation.  “Control Zone,” “Primary Reserve Warning” and “Maximum Emergency Generation” shall be defined as set forth in the PJM Emergency Procedures Manual.

15.                   “Hourly Heat Input” means the hourly heat input (expressed in mmBTU/hr) as measured by CEMS.

16.                   “lb/mmBTU” means pound(s) of a pollutant per million British thermal units of heat input.

17.                   “Malfunction” means malfunction as that term is defined under 40 C.F.R. § 60.2.

18.                   “MW” means a megawatt or one million watts.

19.                   “National Ambient Air Quality Standards” or “NAAQS” means national ambient air quality standards that are promulgated pursuant to Section 109 of the Act, 42 U.S.C. § 7409.

20.                   “Net Emissions Increase” shall have the same meaning as in 40 C.F.R. § 52.21(b)(3), as in effect as of the date of lodging of this Consent Decree.

21.                   “Nonattainment New Source Review” or “Nonattainment NSR” means the nonattainment area New Source Review program under Part D of Subchapter I of the Act, 42 U.S.C. §§ 7501-7515, 40 C.F.R. Part 51.

22.                   “NOx” means oxides of nitrogen.

23.                   “NOx Allowance” means an authorization to emit a specified amount of NOx that is allocated or issued under the NOx SIP Call or any subsequent emissions trading program that replaces the NOx SIP Call that is applicable to Stuart Station.

24.                   “NSPS” means New Source Performance Standards within the meaning of Part  A of Subchapter I, of the Clean Air Act, 42 U.S.C. § 7411, 40 C.F.R. Part 60.

25.                   “Owners” means DP&L, DEO and CSP.

26.                   “Ownership Interest” means DP&L’s, DEO’s or CSP’s legal or equitable interest in Stuart Station as of the date of lodging of this Consent Decree.

27.                   “Parties” means Plaintiffs and Owners.

28.                   “PJM Interconnection, LLC” or “PJM” means PJM Interconnection, LLC or a successor or replacement to PJM, including another regional transmission organization or independent system operator to which Stuart Station may become subject.

29.                   “Plaintiffs” means Sierra Club and Marilyn Wall.

30.                   “PM” means particulate matter.

31.                   “PSD” means Prevention of Significant Deterioration within the meaning of Part C of Subchapter I of the Clean Air Act, 42 U.S.C. §§ 7470 - 7479 and OAC 3745-31.

32.                   “Renewable Energy” means wind power; solar power; new or increased hydroelectric power from existing dams or locks; cooling towers or other water flows through a power plant; biomass, not including landfill gas or municipal solid waste; fuel cells not powered by Fossil Fuels; and combined heat and power projects from an existing source of heat.

33.                   “Rigid Type Electrodes” means a type of discharge electrode used in an ESP that consists of a central mast with pins attached used in corona generation.

34.                   “Selective Catalytic Reduction System” or “SCR” means a pollution control device that employs selective catalytic reduction technology for the reduction of NOx emissions.

35.                   “SO2” means sulfur dioxide.

36.                   “SO2 Allowance” means “allowance” as defined at 42 U.S.C. § 7651a(3): “an authorization, allocated to an affected unit by the Administrator of EPA under Subchapter IV of the Act, to emit, during or after a specified calendar year, one ton of sulfur dioxide.”

37.                   “Stuart Station” means, for purposes of this Consent Decree, the four pulverized coal-fired units located at J.M. Stuart Station, located in Aberdeen, Ohio.

38.                   “Stuart Station Unit” means any one of the four pulverized coal-fired units located at Stuart Station.

39.                   “Third Party Purchaser” means an entity that is not a subsidiary or an affiliate of an Owner.

40.                   “30-Day Rolling Average NOx Emission Rate” for Stuart Station shall be expressed as lb/mmBTU and calculated in accordance with the following procedure: first, sum the total pounds of NOx emitted from each Stuart Station Unit during a Boiler Operating Day and the previous twenty-nine (29) Boiler Operating Days for each Stuart Station Unit to determine total Stuart Station 30-day pounds of NOx; second, sum the Hourly Heat Input to each Stuart Station Unit in mmBTU during the Boiler Operating Day and the previous twenty-nine (29) Boiler Operating Days for each Stuart Station Unit to determine total Stuart Station 30-day heat input; and third, divide the total Stuart Station 30-day pounds of NOx by the total Stuart Station 30-day heat input.  A new 30-Day Rolling Average NOx Emission Rate shall be calculated for each new Boiler Operating Day.

Owners may exclude emissions and Hourly Heat Input that occur during periods of Malfunction from the calculation of the 30-Day Rolling Average NOx Emission Rate.

41.           “30-Day Rolling Average SO2 Emission Rate” for Stuart Station shall be expressed as lb/mmBTU and calculated in accordance with the following procedure:  first, sum the total pounds of SO2 emitted from each Stuart Station Unit during a Boiler Operating Day and the previous twenty-nine (29) Boiler Operating Days for each Stuart Station Unit to determine the total Stuart Station 30-day pounds of SO2; second, sum the Hourly Heat Input to each Stuart Station Unit in mmBTU during the Boiler Operating Day and the previous twenty-nine (29) Boiler Operating Days for each Stuart Station Unit to determine the total Stuart Station 30-day heat input; and third, divide the total Stuart Station 30-day pounds of SO2 by the total Stuart

Station 30-day heat input.  A new 30-Day Rolling Average SO2 Emission Rate shall be calculated for each new Boiler Operating Day.

Owners may exclude from the calculation of the 30-Day Rolling Average SO2 Emission Rate emissions and Hourly Heat Input that occur during Generation Emergencies declared by PJM Interconnection LLC (“PJM”) that affect Stuart Station generation and emissions and Hourly Heat Input that occur during periods of Malfunction.

42.           “30-Day Rolling Average SO2 Removal Efficiency” means the percent reduction in the mass of SO2 achieved collectively by the Stuart Station Units over a 30-Boiler Operating Day period.  This percent reduction shall be calculated in accordance with the following procedure.  Step 1: calculate each Stuart Station Unit’s percent of potential SO2 emissions to the atmosphere in accordance with the equation in 40 C.F.R. § 60.50Da(c); provided, however, that Owners shall not use the “as fired” fuel monitoring alternative in § 60.50Da(c)(3) and “Rf,” Percent reduction from fuel pretreatment, shall always be considered zero.  Step 2: multiply each Stuart Station Unit’s percent of potential SO2 emissions to the atmosphere by its 30-day heat input, as calculated in accordance with Paragraph 41, and sum the results obtained for each Unit.  Step 3: sum each Stuart Station Unit’s 30-day heat input, as calculated in accordance with Paragraph 40.  Step 4: divide the results of Step 2 by Step 3.  Step 5: subtract the results of Step 4 from 100 percent.  A new 30-Day Rolling Average SO2 Removal Efficiency shall be calculated for each new Boiler Operating Day.

Except as provided in Paragraph 55 of this Consent Decree, Owners may exclude emissions and Hourly Heat Input data from the calculation of a 30-Day Rolling Average SO2 Removal Efficiency to the extent that such data have been excluded from the underlying 30-Day Rolling Average SO2 Emission Rate.

43.                   “Unit” means, solely for the purposes of this Consent Decree, collectively, the coal pulverizer, stationary equipment that feeds coal to the boiler, the boiler that produces steam for the steam turbine, the steam turbine, the generator, the equipment necessary to operate the generator, steam turbine and boiler, and all ancillary equipment, including pollution control equipment and systems necessary for the production of electricity.

IV.           NOx EMISSIONS

A.                                    NOx Emission Controls

44.                   Beginning 30 days after the Effective Date of this Consent Decree, Owners shall comply with a 30-Day Rolling Average NOx Emission Rate at Stuart Station of not greater than 0.17 lb/mmBTU.  Owners shall demonstrate compliance with this requirement beginning 60 days after the Effective Date of this Consent Decree.

45.                   Owners shall install additional NOx control technology designed to reduce NOx emissions to 0.10 lb/mmBTU or lower on at least one Stuart Station Unit by December 31, 2012.  Owners shall provide Plaintiffs with copies of executed contracts for the installation of the additional NOx control technology within sixty (60) days after signing any such contracts.  Information provided to Plaintiffs pursuant to this Paragraph shall be considered Confidential Business Information and shall be maintained as confidential pursuant to Paragraph 128 of this Consent Decree.  Provided that the NOx control technology installed by December 31, 2012 achieves an actual 30-Day Rolling Average NOx Emission Rate of 0.10 lb/mmBTU or less at the Stuart Station Unit on which the NOx control technology was installed, Owners shall comply with a 30-Day Rolling Average NOx Emission Rate at the Stuart Station of not greater than 0.15 lb/mmBTU by August 1, 2013, with compliance to be demonstrated beginning on August 30, 2013.

46.                   If the actual 30-Day Rolling Average NOx Emission Rate achieved with the additional NOx control technology installed pursuant to Paragraph 45 is above 0.10 lb/mmBTU at the Stuart Station Unit on which the NOx control technology was installed, then by April 1, 2013, Owners shall provide to Plaintiffs information regarding the additional or alternative measures Owners plan for the remaining Stuart Station Units to achieve the 30-Day Rolling Average NOx Emission Rate required in Paragraph 47.

47.                   Beginning on December 31, 2014, Owners shall comply with a 30-Day Rolling Average NOx Emission Rate at Stuart Station of not greater than 0.10 lb/mmBTU.  Owners shall demonstrate compliance with this requirement beginning on January 29, 2015.

48.                   Beginning 30 days after the Effective Date of this Consent Decree, Owners shall not purchase any new catalyst for the SCRs at Stuart Station that has a vendor guarantee of a SO2 to SO3 conversion rate of greater than 0.5%.

B.                                    Use of NOx Allowances

49.                   Owners may not use NOx Allowances for purposes of complying with the 30-Day Rolling Average NOx Emission Rate requirements of Paragraphs 44, 45 and 47 of this Consent Decree.  However, nothing in this Consent Decree shall prevent Owners from purchasing or otherwise obtaining NOx Allowances from another source for purposes of complying with state or federal Clean Air Act requirements at Stuart Station to the extent otherwise allowed by law.

50.                   Nothing in this Consent Decree shall preclude Owners from banking, selling or transferring NOx Allowances allocated to Stuart Station Units.

C.                                    NOx Emissions Monitoring and Compliance

51.                   In determining 30-Day Rolling Average NOx Emission Rates, Owners shall use CEMS in accordance with the provisions of 40 C.F.R. § 60.49Da(f)(1).

52.                   Except as provided in Paragraph 40 of this Consent Decree, in determining compliance with the 30-Day Rolling Average NOx Emission Rate requirements of this Section IV, Owners shall follow the procedures set forth in 40 C.F.R. § 60.48Da.

V.            SO2 EMISSIONS

A.                                    SO2 Emission Controls

53.                   Owners shall complete installation of FGDs at each Stuart Station Unit and commence operation of each FGD upon Owners’ final acceptance for commercial operation of that FGD.  Owners shall operate the FGDs in accordance with good operating practices as soon as the FGDs are commercially accepted.

54.                   Beginning on July 31, 2009, Owners shall comply with a 30-Day Rolling Average SO2 Removal Efficiency at Stuart Station of at least ninety-six percent (96%) or a 30-Day Rolling Average SO2 Emission Rate of no greater than 0.10 lb/mmBTU.  Owners shall demonstrate compliance with this requirement beginning on August 29, 2009.

55.                   If Owners demonstrate compliance with the 96% 30-Day Rolling Average SO2 Removal Efficiency requirement in Paragraph 54, Owners also shall comply with a 30-Day Rolling Average SO2 Removal Efficiency at Stuart Station that includes data obtained during periods of Malfunctions.  This 30-Day Rolling Average SO2 Removal Efficiency shall be at least eighty-two percent (82%) from July 31, 2009, to July 30, 2011, with compliance to be demonstrated beginning on August 29, 2009, and shall be at least eighty-four percent (84%) beginning on July 31, 2011, with compliance to be demonstrated beginning on August 29, 2011.

B.                                    Use of SO2 Allowances

56.                   Owners may not use SO2 Allowances for purposes of complying with the 30-Day Rolling Average SO2 Emission Rate of Paragraph 54 of this Consent Decree or the 30-Day Rolling Average SO2 Removal Efficiencies of Paragraphs 54 and 55 of this Consent Decree.

However, nothing in this Consent Decree shall prevent Owners from purchasing or otherwise obtaining SO2 Allowances from another source for purposes of complying with state or federal Clean Air Act requirements at Stuart Station to the extent otherwise allowed by law.

57.                   Nothing in this Consent Decree shall preclude Owners from banking, selling or transferring SO2 Allowances allocated to Stuart Station Units.

C.                                    SO2 Emissions Monitoring and Compliance Demonstration

58.                   Except as provided in Paragraphs 41 and 42 of this Consent Decree, in determining the 30-Day Rolling Average SO2 Emission Rate, Owners shall use CEMS in accordance with the provisions of 40 C.F.R. § 60.49Da.

59.                   Except as provided in Paragraphs 41 and 42 of this Consent Decree, in determining compliance with the 30-Day Rolling Average SO2 Emission Rate, Owners shall follow the procedures set forth in 40 C.F.R. § 60.48Da.

60.                   In demonstrating compliance with the 30-Day Rolling Average SO2 Removal Efficiencies in Paragraphs 54 and 55 of this Consent Decree, Owners shall follow the procedures set forth in Paragraph 42 of this Consent Decree.

VI.           PM EMISSIONS

A.                                    PM Emission Limits

61.                   Beginning on July 31, 2009, Owners shall comply with a PM Emission Rate for Filterable PM at each Stuart Station Unit of no greater than 0.030 lb/mmBTU in accordance with Paragraph 62.

62.                   By no later than July 31, 2009, and continuing thereafter, Owners shall determine compliance with the PM Emission Rate for Filterable PM established in Paragraph 61 via a stack test at each Stuart Station Unit performed pursuant to the requirements established in the Stuart Station Title V permit using the reference and monitoring methods and procedures specified in 40 C.F.R. Part 60, Appendix A1, Method 5 or Method 5B (filterable only) as of the Effective Date of this Consent Decree.  At Owners’ option, subsequently EPA approved methods for measuring Filterable PM also may be used to determine compliance.  Use of any particular method shall conform to the EPA requirements specified in 40 C.F.R. Part 60, Appendix A, or any federally approved method contained in the Ohio SIP.  Owners shall calculate the PM Emission Rate for Filterable PM from the stack test results in accordance with 40 C.F.R. § 60.8(f).

B.                                    Upgrade of Existing PM Emission Controls

63.                   By December 31, 2015, Owners shall complete installation of Rigid-Type Electrodes in the ESP at each Stuart Station Unit.  Upon completion of the requirements of this Paragraph, Owners shall provide notice to Plaintiffs.

VII.         PROHIBITION ON NETTING CREDITS OR OFFSETS FROM

REQUIRED CONTROLS

64.           Emission reductions at Stuart Station resulting from compliance with the requirements of this Consent Decree shall not be used in calculating a Net Emissions Increase for the purpose of obtaining netting credit under the Clean Air Act’s Nonattainment NSR or PSD programs, except that Owners may use emissions reductions resulting from compliance with the requirements of this Consent Decree for purposes of determining whether a Renewable Energy project results in a Net Emissions Increase under the Clean Air Act’s Nonattainment NSR or PSD programs.

65.           The limitations on the generation and use of netting credits set forth in the previous Paragraph 64 do not apply to emission reductions achieved at Stuart Station that are greater than those required under this Consent Decree or that are achieved earlier than the deadlines imposed by this Consent Decree.  For purposes of this Paragraph, emission reductions from Stuart Station greater than those required under this Consent Decree include emission reductions that result from compliance with emission limits or control requirements that are more stringent than those limits imposed on Stuart Station under this Consent Decree.

66.                   Nothing in this Consent Decree precludes the emission reductions generated under this Consent Decree from being considered by the State of Ohio or EPA as creditable contemporaneous emission decreases for the purpose of attainment demonstrations submitted pursuant to § 110 of the Clean Air Act, 42 U.S.C. § 7410, or in determining impacts on NAAQS, PSD increment, or air quality related values, including visibility, in a Class I area.

VIII.        ADDITIONAL COMMITMENTS

A.            Allowance Surrender

67.                   Prior to January 31, 2017, Owners will transfer to a third party non-profit corporation mutually selected by Plaintiffs and Defendants a total of 5,500 SO2 Allowances with vintage years between 2010 and 2016, except as set forth in Paragraph 68.  Each Owner’s Allowance transfer obligation pursuant to this Paragraph relative to the 5,500 SO2 Allowances will be proportionate to its current Ownership Interest in the Stuart Station, which is DEO: 39%, CSP: 26% and DP&L: 35%.

68.                   Each Owner may reduce its obligation to transfer Allowances by performing “mitigation measures” consisting of investments in Renewable Energy beyond those investments to be made pursuant to Section VIII.B of this Consent Decree.  For every one (1) Megawatt (“MW”) investment in mitigation measures made by an Owner prior to January 1, 2016, the amount of Allowances required to be transferred by that Owner shall be reduced by 60 Allowances.

B.            Renewable Energy

69.                   By no later than December 31, 2012, CSP will provide proof to Plaintiffs that it has secured binding long-term purchase power agreements or entered into alternative long-term arrangements after May 1, 2008, to secure a total of 40 MW (nameplate rating) of new Renewable Energy generation capacity, and DEO will provide proof to Plaintiffs that it has secured binding long-term purchase power arrangements or entered into alternative long-term arrangements after May 1, 2008, to secure a total of 60 MW (nameplate rating) of new Renewable Energy generation capacity.  Once such proof is made, the Renewable Energy obligations under this Consent Decree are fulfilled.

70.                   Implementation of the Renewable Energy obligations imposed by this Consent Decree is subject to CSP and/or DEO and the Renewable Energy project(s) obtaining required regulatory Approvals from the state public service commissions and from all other applicable regulators, including Approvals necessary for full cost recovery through retail rates.  For purposes of this Subsection B, “Approval” includes, but is not limited to, issuance of a final and non-appealable order by the Public Utility Commission of Ohio (“PUCO”), or equivalent regulatory authority in any of the states with jurisdiction over CSP, DEO or the Renewable Energy project, authorizing a charge over and above current rates to fully recover the costs of the project, or other equivalent mechanisms to fully recover the costs of the project that the Owner undertaking the project reasonably finds acceptable; all required permits, including federal and state environmental permits and local zoning and building certificates; and, if necessary, issuance of an order by the Ohio Power Siting Board or equivalent authority authorizing construction of the project.  Sierra Club retains the right to challenge compliance with this Consent Decree regarding whether the PUCO, or equivalent regulatory authority in any of the states with jurisdiction over CSP, DEO or the Renewable Energy project, authorized full cost recovery of the Renewable Energy project that the Owner undertaking the Renewable Energy project reasonably finds acceptable.  Nothing herein limits the legal rights of any Party pursuant to this Consent Decree.  CSP’s and DEO’s application to the appropriate regulatory authority shall contain terms regarding expected renewable resource capacity factor and/or price fluctuations based upon fluctuations in load served, as applicable.  If CSP and/or DEO and the Renewable Energy project(s) have sought and are unable to obtain such Approvals from regulators in any of the states with jurisdiction over CSP, DEO, or the Renewable Energy project(s), despite their timely, reasonable and good faith efforts, CSP and/or DEO shall have no further obligation with respect to any portion of the Renewable Energy commitments under this Consent Decree for which full cost recovery approval has not been obtained.

71.                   Consistent with Paragraph 69, CSP and/or DEO may, at their sole discretion, satisfy their Renewable Energy obligations imposed by this Consent Decree through the purchase of energy from the requisite amount of capacity or a commitment of capacity not previously used and useful whether owned, purchased or constructed.  CSP and/or DEO will request a charge over and above current rates to fully recover the costs of the Renewable Energy project(s) and if such Approval is not obtained pursuant to the energy or capacity option chosen despite their timely, reasonable and good faith efforts, then CSP and/or DEO, as applicable, will have no further obligations under this Subsection B with respect to that portion of the Renewable Energy obligation represented by the applicable application.  If such Approval is obtained but, subsequently, a court of competent jurisdiction determines that the PUCO is without the legal authority to establish such a full cost recovery charge, the Owner requesting the full cost recovery charge shall have no further obligation with respect to any portion of the Renewable Energy commitments under this Consent Decree for which full cost recovery Approval has not been obtained.  Once CSP and/or DEO, consistent with their good faith obligations in Paragraph 70, have applied for cost recovery Approval sufficient to meet their Renewable Energy obligations imposed by this Consent Decree either through the purchase of energy or a commitment of capacity, their Renewable Energy obligations imposed by this Consent Decree shall end and CSP and/or DEO shall have no requirement to meet such obligations through the methodology, i.e., purchase of energy or capacity commitment, for which it has not made an application.

72.                   Nothing in this Section shall preclude CSP and/or DEO from relying on the investments made, or power purchase contracts entered into pursuant to this Consent Decree to demonstrate compliance with, seek renewable energy credits for, or otherwise satisfy the requirements of or participate in any federal, state or local statutory or regulatory programs regarding Renewable Energy or climate change-related requirements.

C.            Demand Side Management (DSM)

73.                   No later than December 31, 2008, DP&L shall file a request with the PUCO for Approval to invest in and recover the costs of DSM projects and initiatives with the objective of reducing annual electric usage by 120 gigawatt hours (“GWh”) per year no later than within the calendar year ending December 31, 2018; provided, however, that if DP&L is directed or requested by the PUCO or its Staff to defer the filing date or to file the request as part of a more comprehensive rate plan or filing, DP&L shall promptly contact Plaintiffs to discuss an alternative filing date.  In no event shall DP&L file later than the date directed or requested by the PUCO.  Upon Approval by PUCO for DP&L to recover its investment and lost revenues through rates above and beyond its current delivery rates, DP&L shall begin making its approved investment in such projects.  DP&L shall implement DSM in accordance with the PUCO order.

For purposes of this Subsection C, “Approval” means issuance of a final and non-appealable order by the PUCO authorizing a charge over and above current rates to fully recover the costs and lost revenues associated with the DSM program or other equivalent mechanism to fully recover the costs of and lost revenues associated with the DSM project that DP&L reasonably finds acceptable.

74.                   Implementation of the DSM obligations imposed by this Consent Decree is subject to DP&L obtaining required regulatory Approvals from PUCO, including Approvals necessary for DP&L to recover through rates the costs of such investment and lost revenues over and above its current delivery rates.  Except as provided in Paragraph 75, if DP&L is unable to obtain such Approval from the PUCO despite its timely, reasonable and good faith efforts,, DP&L shall have no further obligations under this Consent Decree with respect to the proposal or implementation of DSM investments.

75.                   DP&L may request that the charge over and above current rates to fully recover the costs of the DSM projects and initiatives be recovered from all customers taking distribution service from DP&L.  However, if Approval is rejected based solely on a determination by the PUCO or a court of competent jurisdiction that it is without the legal authority to establish such a charge, DP&L shall not be released from its obligations with respect to this Subsection C.

76.                   As soon as practicable but no later than thirty (30) days prior to seeking Approval by the PUCO, DP&L shall share the programs, program design, and program implementation details that DP&L intends to submit to the PUCO with Plaintiffs and shall have at least one meeting with Plaintiffs to discuss DP&L’s intended submittal to the PUCO.  It is intended that, among other things, such a meeting would include scheduling periodic follow-up meetings at least once a year to provide further information to Plaintiffs and solicit input from Plaintiffs regarding programs, program design, implementation and results.  Information provided to Plaintiffs pursuant to this Paragraph shall be considered Confidential Business Information and shall be maintained as confidential pursuant to Paragraph 128 of this Consent Decree until DP&L makes its filing to the PUCO.

77.                   The annual electric usage reduction goal set forth above is based on a base line demand and usage assuming a continuation of current usage patterns and trends in load growth and electric use per customer.  Electricity usage reductions associated with third-party curtailment service providers licensed by PJM and operating in the DP&L zone or associated with programs undertaken pursuant to federal mandates shall reduce the goal set forth above by a corresponding amount.

78.                   Nothing herein shall be deemed to preclude a DP&L affiliate that is not subject to the jurisdiction of the PUCO from offering DSM and other energy efficiency programs to DP&L customers or to electric consumers located in other service areas.

79.                   Nothing in this Section shall preclude DP&L from relying on the investments made in DSM pursuant to this Consent Decree to demonstrate compliance with or otherwise satisfy the requirements of or participate in any federal, state or local statutory or regulatory programs regarding DSM or climate change-related requirements.

D.            Funds for Renewable Energy Rebate Program

80.                   Within one hundred and eighty (180) days after the date of entry of this Consent Decree, Owners shall transfer to a third-party non-profit corporation selected by Plaintiffs, with approval by Owners, which will not be unreasonably withheld, a total of $200,000 to provide rebates to consumers in Ohio for the purchase of solar hot water heaters.

Plaintiffs or the third-party non-profit corporation will seek to obtain additional funding for the implementation of the solar hot water heater rebate program but, in any event, will ensure that no more than twenty (20) percent of the funds provided for under this Paragraph will be spent on implementation costs for the rebate program.  For the purposes of this Paragraph, implementation costs shall include all overhead costs as well as educational efforts and subsequent verification of operability of the solar hot water heaters.  Each Owner’s monetary obligation pursuant to this Paragraph relative to the $200,000 will be proportionate to its current Ownership Interest in the Stuart Station, which is DEO: 39%, CSP: 26% and DP&L: 35%.

E.             General Provisions

81.                   The obligations in this Section VIII are enforceable only against the individual Owner specified herein and are not joint and several obligations of the Owners.

IX.           PERIODIC REPORTING

82.                   Beginning sixty (60) days after the end of the first semi-annual period following the Effective Date of this Consent Decree, continuing until termination of this Consent Decree, and except as provided in Paragraph 83, Owners shall send to Plaintiffs a semi-annual report containing information on the following:

a.             The actual 30-Day Rolling Average NOx Emission Rate for the Stuart Station, as calculated in accordance with Paragraphs 40 and 52 of this Consent Decree.

b.             The actual 30-Day Rolling Average SO2 Emission Rate for the Stuart Station, as calculated in accordance with Paragraphs 41 and 59 of this Consent Decree.

c.             The actual 30-Day Rolling Average SO2 Removal Efficiency for the Stuart Station, as calculated in accordance with Paragraphs 42 and 60 of this Consent Decree.

d.             The actual 30-Day Rolling Average SO2 Removal Efficiency for the Stuart Station, as calculated in accordance with Paragraphs 42 and 60 of this Consent Decree but including periods of Malfunction.

e.             The results of any stack tests for filterable PM for any Stuart Station Unit, if conducted during the semi-annual period.

f.              Any emissions or Hourly Heat Input data that are excluded from any of the above calculations during the semi-annual period.

83.                   The requirements of Paragraph 82 shall not take effect for the reporting of the 30-Day Rolling Average SO2 Emission Rate and 30-Day Rolling Average SO2 Removal Efficiencies until sixty (60) days after the end of the semi-annual period in which the 30-Day Rolling Average SO2 Emission Rate identified in Paragraph 54 and the 30-Day Rolling Average SO2 Removal Efficiencies identified in Paragraphs 54 and 55 take effect.

84.                   Upon request by Plaintiffs, Owners shall make available to Plaintiffs the operator logs or computer printouts regarding boiler operations for days on which any Stuart Station Unit operates but does not meet the definition of a Boiler Operating Day.

X.            RESOLUTION OF CLAIMS

85.                   Claims Based on Actions Occurring Before the Effective Date.  Entry of this Consent Decree shall resolve any and all claims of Plaintiffs under the Clean Air Act relating to any actions taken by Owners at Stuart Station prior to the Effective Date, including but not limited to those claims and actions alleged or that could have been alleged in the Complaints and Notice Letters in this civil action.

86.                   Claims Based on Modifications After the Effective Date.  Entry of this Consent Decree also shall resolve all claims of Plaintiffs for pollutants regulated under Parts C or D of Subchapter I of the Clean Air Act, and under regulations promulgated or approved thereunder as of the date of entry of this Decree, where such claims are based on a modification occurring after the Effective Date that this Consent Decree expressly directs Owners to undertake.  The term “modification” as used in this Paragraph shall have the meaning that term is given under the Clean Air Act statute as it existed on the date of lodging of this Consent Decree.

XI.           FORCE MAJEURE

87.                   For purposes of this Consent Decree, a “Force Majeure Event” shall mean an event that has been or will be caused by circumstances beyond the control of Owners or any entity controlled by Owners that delays or impedes compliance with any provision of this Consent Decree or otherwise causes a violation of any provision of this Consent Decree despite Owners’ reasonable efforts to fulfill the obligation.  “Reasonable efforts to fulfill the obligation” include using reasonable efforts to anticipate any potential Force Majeure Event and to address the effects of any such event (a) as it is occurring and (b) after it has occurred, such that the delay or violation is minimized to the greatest extent possible.

88.                   Notice of Force Majeure Events.  If any event occurs or has occurred that may delay compliance with or otherwise cause a violation of any obligation under this Consent Decree, as to which Owners intend to assert a claim of Force Majeure, Owners shall notify Plaintiffs in writing as soon as practicable, but in no event later than twenty-one (21) days following the date that the Owners first knew of the event or by the exercise of due diligence should have known, that the event caused or may cause such delay or violation.  In this notice, Owners shall reference this Paragraph of this Consent Decree and describe the anticipated length of time that the delay or violation may persist, the cause or causes of the delay or violation, all measures taken or to be taken by Owners to prevent or minimize the delay or violation, the schedule by which Owners propose to implement those measures, and Owners’ rationale for attributing a delay or violation to a Force Majeure Event.  Defendants shall adopt all reasonable measures to avoid or minimize such delays or violations.

89.                   Failure to Give Notice. If Owners materially fail to comply with the notice requirements of this Section, the Plaintiffs may dispute the validity of Owners’ claim for Force Majeure as to the specific event for which Owners have failed to comply with such notice requirement.

90.                   Plaintiffs’ Response.  The Plaintiffs shall notify Owners in writing regarding Owners’ claim of Force Majeure within twenty (20) business days of receipt of the notice provided under the preceding Paragraph.  If the Plaintiffs agree that a delay in performance has been or will be caused by a Force Majeure Event, the Parties shall stipulate to an extension of deadline(s) for performance of the affected compliance requirement(s) by a period equal to the delay actually caused by the event.  In such circumstances, an appropriate modification shall be made pursuant to Section XX (Modification) of this Consent Decree.

91.                   Disagreement.  If the Plaintiffs do not accept Owners’ claim of Force Majeure, or if the Parties cannot agree on the length of the delay actually caused by the Force Majeure Event, or the extent of relief required to address the delay actually caused by the Force Majeure Event, the matter shall be resolved in accordance with Section XIII (Dispute Resolution) of this Consent Decree.

92.                   Burden of Proof.  In any dispute regarding Force Majeure, the burden of proof shall be determined in accordance with Ohio law.

93.                   Events Excluded.  Unanticipated or increased costs or expenses associated with the performance of Owners’ obligations under this Consent Decree shall not constitute a Force Majeure Event.

94.                   Potential Force Majeure Events.  The Parties agree that, depending upon the circumstances related to an event and Owners’ response to such circumstances, the kinds of events listed below are among those that could qualify as Force Majeure Events within the meaning of this Section: construction, labor, or equipment delays; Malfunction of a Unit or emission control device; natural gas supply interruption; acts of God; acts of war or terrorism; and orders by a court, a government official, government agency, or other regulatory body acting under and authorized by applicable law that directs Owners to operate Stuart Station  in response to a systemwide (state-wide or regional for the region that includes Stuart Station) Generation Emergency.  Depending upon the circumstances and Owners’ response to such circumstances, failure of a federal, state or local agency or commission to issue a necessary permit, license, approval or order may constitute a Force Majeure Event where the failure of the authority to act is beyond the control of Owners and Owners have taken all reasonable steps to obtain the necessary permit, license, approval or order.

95.                   As part of the resolution of any matter submitted to this Court under Section XIII (Dispute Resolution) of this Consent Decree regarding a claim of Force Majeure, the Parties by agreement, or this Court by order, may in appropriate circumstances extend or modify the schedule for completion of work under this Consent Decree to account for the delay in the work that occurred as a result of any delay agreed to by Plaintiffs or approved by the Court or excuse non-compliance with any other requirement of this Consent Decree attributable to a Force Majeure event.

XII.         MALFUNCTION EVENTS

96.                   If Owners intend to exclude a period of Malfunction, as defined in Paragraph 17, from the calculation of a 30-Day Rolling Average NOx Emission Rate in Paragraphs 44, 45 or 47, the 30-Day Rolling Average SO2 Emission Rate in Paragraph 54, or the 96% 30-Day

Rolling Average SO2 Removal Efficiency in Paragraph 54, Owners shall notify Plaintiffs in writing as soon as practicable, but in no event later than twenty-one (21) days following the date the Malfunction occurs.

97.                   In the notice required pursuant to Paragraph 96, Owners shall describe the cause or causes of the Malfunction, the measures taken or to be taken by Owners to minimize the duration of the Malfunction, the measures taken or to be taken by Owners to avoid recurrence of the Malfunction in the future, and the schedule by which Owners propose to implement those measures.

98.                   A Malfunction, as defined in Paragraph 17 of this Consent Decree, does not constitute a Force Majeure Event unless the Malfunction also meets the definition of a Force Majeure Event, as provided in Section XI.  Conversely, a period of Malfunction may be excluded by Owners from the calculations of Emission Rates and Removal Efficiencies, as allowed under Paragraph 96 of this Consent Decree, regardless of whether the Malfunction constitutes a Force Majeure Event.

XIII.        DISPUTE RESOLUTION

99.                   The dispute resolution procedure provided by this Section shall be available to resolve all disputes arising under this Consent Decree, including any alleged breach of this Consent Decree by one of the Parties, provided that the party invoking such procedure has first made a good faith attempt to resolve the matter with the other party.

100.                 The dispute resolution procedure required herein shall be invoked by one party giving written notice to the other party advising of a dispute pursuant to this Section.  The notice shall describe the nature of the dispute and shall state the noticing party’s position with regard to such dispute.  The party receiving such a notice shall acknowledge receipt of the notice, and the Parties shall expeditiously schedule a meeting or telephone conference to discuss the dispute informally not later than fourteen (14) days following receipt of such notice.

101.                 Disputes submitted to dispute resolution under this Section shall, in the first instance, be the subject of informal negotiations among the Parties.  Such period of informal negotiations shall not extend beyond thirty (30) calendar days from the date of the first meeting among the disputing Parties’ representatives unless they agree in writing to shorten or extend this period.  During the informal negotiations period, the Parties may also submit their dispute to a mutually-agreed-upon alternative dispute resolution (“ADR”) forum if the Parties agree that the ADR activities can be completed within the 30-day informal negotiations period (or such longer period as the Parties may agree to in writing).

102.                 If the Parties are unable to resolve the dispute through the informal process described above, the disputing party waives its rights to further dispute the issue unless it files a petition or other filing with the Court describing the dispute and serves it on the other Parties.  The other party shall have forty-five (45) days after the receipt of the petition to file and serve a written response.  The filing party will then have fifteen (15) days to file a reply.

103.                 As part of the resolution of any dispute under this Section, in appropriate circumstances the Parties by agreement, or this Court by order, may extend or modify the schedule for the completion of the activities required under this Consent Decree to account for the delay that occurred as a result of dispute resolution or may excuse non-compliance with any other requirement of this Consent Decree that occurred during the dispute resolution period.  Owners shall not be precluded from asserting that a Force Majeure Event has caused or may cause a delay in complying with the extended or modified schedule or has resulted in non-compliance with any other requirement of this Consent Decree, except as otherwise provided for in this Consent Decree.

XIV.        PERMITS

104.                 Nothing in this Consent Decree shall be construed to alter or change Owners’ obligations under Ohio law to secure a permit to authorize construction or operation of any device, including all preconstruction, construction, and operating permits required under state law.  Owners shall make such application in a timely manner.  When permits are required as described above, Owners shall complete and submit applications for such permits to the appropriate authorities to allow time for all legally required processing and review of the permit request, including requests for additional information by the permitting authorities.

105.                 Notwithstanding Paragraph 104, nothing in this Consent Decree shall be construed to require Owners to apply for or obtain a PSD or Nonattainment NSR permit for physical changes in, or changes in the method of operation of, any Stuart Station Unit that would give rise to claims resolved by Section X (Resolution of Claims) of this Consent Decree.

106.                 Prior to termination of this Consent Decree, Owners shall obtain revisions to the Stuart Station’s Title V permit to incorporate the applicable emissions limitations and associated monitoring requirements for NOx, SO2 and filterable PM identified in Paragraphs 47, 51-52, 54-55, 58-60, and 61-62 of this Consent Decree.

107.                 After the requirements identified in Paragraph 106 are incorporated into the Stuart Station Title V permit, the Owners shall include these requirements in any Stuart Station Title V permit renewal applications unless the Stuart Station Units become subject to emissions limitations that are no less stringent than the emissions limitations in Paragraphs 47, 54-55, and 61 of this Consent Decree pursuant to a federal, state or local statutory or regulatory program that is enforceable under 42 U.S.C. § 7604.  This Paragraph shall survive the termination of this

Consent Decree and the Court shall continue to retain jurisdiction to enforce the requirements in this Paragraph until such time that the Stuart Station Units become subject to emissions limitations that are no less stringent than the emissions limitations in Paragraphs 47, 54-55, and 61 of this Consent Decree pursuant to a federal, state or local statutory or regulatory program that is enforceable under 42 U.S.C. § 7604, or until such time that the emissions limitations in Paragraphs 47, 54-55 and 61 of this Consent Decree are incorporated into the Ohio SIP.

108.                 Owners shall provide Plaintiffs with a copy of any permit application required pursuant to this Section, including any permit application to revise the Stuart Station Title V permit, to allow for timely participation in any public comment period on the permit application.

109.                 If Owners sell or transfer to an entity unrelated to Owners (“Third Party Purchaser”) part or all of their Ownership Interests in a Stuart Station Unit covered under this Consent Decree, Owners shall comply with the requirements of Paragraph 113 with regard to that Unit prior to any such sale or transfer unless, following any such sale or transfer, Owners remain the holder of the Title V or other federally enforceable permit for such facility.

XV.         NOTICES

110.                 Unless otherwise provided herein, whenever notifications, submissions, or communications are required by this Consent Decree, they shall be made in writing and addressed as follows:

As to Plaintiffs:

Pat Gallagher
Director, Environmental Law
Sierra Club
85 Second Street, 2nd Floor
San Francisco, CA 94105

Pat.Gallagher@sierraclub.org

and

Marilyn Wall
515 Wyoming Ave
Cincinnati, OH 45215

marilyn.wall@env-comm.org

and

Robert Ukeiley
Law Office of Robert Ukeiley
435R Chestnut St., Suite 1
Berea, KY 40403

rukeiley@igc.org

As to DP&L:

Arthur G. Meyer
Senior Vice President
Corporate, Environmental & Regulatory Affairs
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, OH 45432

Arthur.meyer@dplinc.com

With a copy to:

Douglas C. Taylor
Senior Vice President and General Counsel
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, OH 45432

Doug.taylor@dplinc.com

As to DEO:

President
Duke Energy Ohio, Inc.
139 East Fourth Street
Cincinnati, OH 45202
Attn: Ms. Sandra P. Meyer

spmeyer@duke-energy.com

With a copy to:

Chief Legal Officer
Duke Energy Corp.
P.O. Box 1006
Charlotte, NC 28201-1006
Attn: Mr. Marc E. Manly

Marc.Manly@cinergy.com

As to CSP:

John M. McManus
Vice President - Environmental Services
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, OH 43215

jmmcmanus@aep.com

With a copy to:

Janet J. Henry
Associate General Counsel - EHS
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, OH 43215

jjhenry@aep.com

111.                 All notifications, communications or submissions made pursuant to this Section shall be sent either by: (a) overnight mail or delivery service; (b) certified or registered mail, return receipt requested; or (c) electronic transmission, unless the recipient is not able to review the transmission in electronic form. All notifications, communications and transmissions (a) sent by overnight, certified or registered mail shall be deemed submitted on the date they are postmarked, or (b) sent by overnight delivery service shall be deemed submitted on the date they are delivered to the delivery service.  All notifications, communications, and submissions made by electronic means shall be electronically signed, and shall be deemed submitted on the date that sender receives written or electronic acknowledgment of receipt of such transmission.

112.                 Any party may change either the notice recipient or the address for providing notices to it by serving the other Parties with a notice setting forth such new notice recipient or address.

XVI.        SALES OR TRANSFERS OF OWNERSHIP INTERESTS

113.                 If Owners propose to sell or transfer an Ownership Interest to a Third Party Purchaser, they shall advise the Third Party Purchaser in writing of the existence of this Consent Decree prior to such sale or transfer and shall send a copy of such written notification to the Plaintiffs pursuant to Section XV (Notices) of this Consent Decree and to the Court before such proposed sale or transfer.  Such notice shall be considered Confidential Business Information and kept as confidential by the Plaintiffs in accordance with Paragraph 128 of this Consent Decree.

114.                 The Third Party Purchaser and remaining Owners may execute, and submit to the Court for approval, a modification pursuant to Section XX (Modification) of this Consent Decree making the Third Party a party to this Consent Decree and jointly and severally liable with Owners for all the requirements of this Decree that may be applicable to the transferred or purchased Interests.  This Consent Decree shall not be construed to impede the transfer of any Ownership Interests between Owners and any Third Party Purchaser as long as the requirements of this Section are met.

115.                 If all of an Owner’s Ownership Interest is to be transferred to a Third Party Purchaser, Owners and the Third Party Purchaser may execute a modification that relieves the Owner transferring its Ownership Interest of its liability under this Consent Decree for, and makes the Third Party Purchaser liable for, all obligations and liabilities under this Consent

Decree.  Upon approval of such modification by the Court, the Owner transferring its Ownership Interest to the Third Party Purchaser shall be relieved of any further obligations with respect to this Consent Decree.

XVII.      NOTICE OF DECREE

116.                 The Parties agree to cooperate in good faith in order to obtain the Court’s review and entry of this Consent Decree.

117.                 Pursuant to 42 U.S.C. § 7604(c)(3), this Consent Decree shall be lodged with the Court and simultaneously provided to the United States for review and comment for a period not to exceed forty-five (45) days.

118.                 If the United States does not object or intervene within forty-five (45) days of receipt, the Parties shall submit a joint motion to the Court seeking entry of the Consent Decree.  If the United States objects or intervenes in this proceeding, the Parties will work together and with the United States to determine whether this matter can be resolved without further litigation.

XVIII.     EFFECTIVE DATE

119.                 The Effective Date of this Consent Decree shall be the date upon which this Consent Decree is entered by the Court.  The Parties consent to entry of this Consent Decree without further notice except as provided in Section XVII.

XIX.        RETENTION OF JURISDICTION

120.                 The Court shall retain jurisdiction of this case after entry of this Consent Decree for purposes of implementing and enforcing the terms and conditions of the Consent Decree and adjudicating disputes under Section XIII (Dispute Resolution) until termination of the Decree.

XX.         MODIFICATION

121.                 The terms of this Consent Decree may be modified only by a subsequent written agreement signed by both Parties.  Where the modification constitutes a material change to any term of this Consent Decree, it shall be effective only upon approval by the Court.

XXI.        GENERAL PROVISIONS

122.                 This Consent Decree is not a permit.  Compliance with the terms of this Consent Decree does not guarantee compliance with all applicable federal, state, or local laws or regulations.  The emission rates set forth herein do not relieve Owners from any obligation to comply with other state and federal requirements under the Clean Air Act at Stuart Station.

123.                 Every term expressly defined by this Consent Decree shall have the meaning given to that term by this Consent Decree and, except as otherwise provided in this Consent Decree, every other term used in this Consent Decree that is also a term under the Act or the regulations implementing the Act shall mean in this Consent Decree what such term means under the Act or those implementing regulations.

124.                 All references in this Consent Decree to statutory or regulatory provisions by specific citation shall refer to the language of those provisions as they exist on the date of lodging of this Consent Decree.

125.                 Performance standards, emissions limits, and other quantitative standards set by or under this Consent Decree must be met to the number of significant digits in which the standard or limit is expressed.  Owners shall round the third significant digit to the nearest second significant digit, or the fourth significant digit to the nearest third significant digit, depending upon whether the limit is expressed to two or three significant digits.  For example, if an actual Emission Rate is 0.104, that shall be reported as 0.10, and shall be in compliance with an Emission Rate of 0.10, and if an actual Emission Rate is 0.105, that shall be reported as 0.11, and shall not be in compliance with an Emission Rate of 0.10.  Owners shall report data to the number of significant digits in which the standard or limit is expressed.

126.                 This Consent Decree does not limit, enlarge or affect the rights of any party to this Consent Decree as against any third parties.

127.                 This Consent Decree constitutes the final, complete and exclusive agreement and understanding between the Parties with respect to the settlement embodied in this Consent Decree, and supersedes all prior agreements and understandings between the Parties related to the subject matter herein.  No document, representation, inducement, agreement, understanding, or promise constitutes any part of this Consent Decree or the settlement it represents, nor shall they be used in construing the terms of this Consent Decree.

128.                 Certain information provided by Owners to Plaintiffs pursuant to this Consent Decree may be considered “Confidential Business Information.”  Any information that Owners designate as “Confidential Business Information” shall be maintained as confidential by the Parties consistent with the terms of the Stipulated Protective Order Regarding Confidentiality of Documents (Dkt No. 42) entered by this Court in this matter.

XXII.      SIGNATORIES AND SERVICE

129.                 Each undersigned representative of the Parties certifies that he or she is fully authorized to enter into the terms and conditions of this Consent Decree and to execute and legally bind to this document the Party he or she represents.

130.                 This Consent Decree may be signed in counterparts, and such counterpart signature pages shall be given full force and effect.

XXIII.     TERMINATION OF ENFORCEMENT UNDER DECREE

131.                 By agreement of the Parties or by the Court in response to a petition by a Party, each of the obligations contained in this Consent Decree may be terminated independently of the other obligations upon a demonstration that the obligation has been fulfilled and, to the extent required herein, that the obligation has been incorporated into Stuart Station’s Title V permit.  Except as provided in Paragraph 107, the Consent Decree may be terminated in its entirety by agreement of the Parties or by the Court in response to a petition by a Party after all obligations in Sections IV, V, VI and VIII of this Consent Decree have been fulfilled.

XXIV.     FINAL JUDGMENT

132.                 Upon approval and entry of this Consent Decree by the Court, this Consent Decree shall constitute a final judgment in the above-captioned matter between Plaintiffs and Owners.

SO ORDERED, THIS DAY OF , 2008.

THE HONORABLE EDMUND A. SARGUS, JR.
UNITED STATES DISTRICT COURT JUDGE

Signature Page for Consent Decree in:

Sierra Club and Marilyn Wall

v.

The Dayton Power & Light Co., et al., No. 2:04-cv-905 (S.D. Ohio.)

FOR DEFENDANT THE DAYTON POWER AND LIGHT COMPANY:

Paul M. Barbas
President & CEO
The Dayton Power and Light Company

Signature Page for Consent Decree in:

Sierra Club and Marilyn Wall

v.

The Dayton Power & Light Co., et al., No. 2:04-cv-905 (S.D. Ohio.)

FOR DEFENDANT DUKE ENERGY OHIO, INC.:

Sandra P. Meyer
President
Duke Energy Ohio, Inc.

Signature Page for Consent Decree in:

Sierra Club and Marilyn Wall

v.

The Dayton Power & Light Co, et al., No. 2:04-cv-905 (S.D. Ohio.)

FOR DEFENDANT COLUMBUS SOUTHERN POWER COMPANY:

Joseph Hamrock
President & COO
Columbus Southern Power Company

Signature Page for Consent Decree in:

Sierra Club and Marilyn Wall

v.

The Dayton Power & Light Co., et al., No. 2:04-cv-905 (S.D. Ohio.)

FOR SIERRA CLUB AND MARILYN WALL:

Pat Gallagher, Director, Environmental Law Program Sierra Club

Marilyn Wall